U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2016

GOLDEN GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

22106 Montebello Drive, Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 430-5935

2537 S. Gessner Road, Suite 122, Houston, TX 77063

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “the Company,” “we,” “us” and “our” refer to Golden Global Corp. and its wholly-owned subsidiary, Corpaycar, LLC.

Item 5.01.	Changes in Control of the Registrant.

On March 2, 2016, Michael Jeffrey Starkweather, our sole director and officer, appointed Mr. Erik Blum to our Board of Directors. On March 3, 2016, Mr. Blum was appointed Chief Executive Officer and acting Chief Financial Officer of the Company and Mr. Starkweather resigned from his positions as an executive officer and director of the Company.

Contemporaneously with his joining the Company’s management, Mr. Blum purchased from Mr. Starkweather, the 500 Series A Preferred Shares (the “Series A Shares”) held by Mr. Starkweather for $5,000. The Series A Shares entitle the holder thereof to voting control of the Company. Accordingly, as a result of the purchase of the Series A Shares by Mr. Blum from Mr. Starkweather, a “Change in Control” of the Company took place.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated into this item by reference.

In August 2014, Erik Blum, 49, founded and since then has been the principal of JW Price Capital, LLC, a corporate consulting firm, which focuses its business on providing business development services to microcap and other small public companies. From February 2014 through August 2014, Mr. Blum was an executive with City Twist, LLC, which was engaged in providing national Email advertising services for the automotive industry. From January 2012 through December 2013, he was Managing Director of Infinity One Card Services, which marketed debit cards which could be used for payment of salary as opposed to paper checks. For over twenty-five (25) years prior thereto, Mr. Blum was involved in all aspects of the retail securities brokerage industry, most recently as a registered representative for Stern Agee and Leach, Inc. from July 2010 through December 2011.

From 2006 through 2009, Mr. Blum was a registered representative with Aura Financial Services, Inc. (“Aura”), which was a registered broker-dealer from February 1997 to February 2010 and managed its South Florida office, which initially was in West Palm Beach and subsequently relocated to Miami. In September 2010, the Securities and Exchange Commission (the “SEC”), instituted administrative proceedings against the president and principal owner of Aura and two of Aura’s registered representatives, including Mr. Blum, alleging, among other matters that during 2008 and 2009, they had failed to properly supervise certain other Aura registered representatives (one in Mr. Blum’s case) and follow up on certain “red flags,” which allowed churning and losses in various client accounts.

In August 2011, Mr. Blum submitted and the SEC accepted an Offer of Settlement, pursuant to which Mr. Blum agreed to not serve in a supervisory capacity with any broker-dealer or investment adviser, subject to his ability to reapply for such license after two (2) years and pay certain financial penalties. Mr. Blum left the brokerage industry and accordingly, has not reapplied for licensure.

Item 8.01.	Other Matters.

On March 4, 2016, we announced that the Company had severed its ties with Brad Kohler, the manager and officer of Corpaycar, LLC, the Company’s wholly-owned subsidiary, which developed and markets Combo Hitter. Mr. Blum has temporarily assumed those positions as well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

Dated: March 8, 2016	By:	Erik Blum
Erik Blum, Chief Executive Officer